COMMON STOCK AND WARRANT PURCHASE AGREEMENT

Between

Vitro Diagnostics, Inc.

and

The undersigned Investors

COMMON STOCK AND WARRANT PURCHASE AGREEMENT dated as of January 31, 2008 (the "Agreement"), between the Investors set forth on the signature page hereto (the "Investor"), and Vitro Diagnostics, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase pro-rata, as set forth on the signature page hereof, (i) Common Stock (as defined below), and (ii) Warrants (as defined below).

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") of the United States Securities Act of 1933, as amended, and Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in the securities to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

  Certain Definitions

    "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

    "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

    "Common Stock" shall mean the Company's common stock, $0.001 par value per share, to be purchased by Investor under the Agreement.

    "Damages" shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "First Closing Date" shall mean the date on which all conditions to the First Closing have been satisfied (as defined in Section 2.1 (f) hereto) and the First Closing shall have occurred.

    "Fourth Closing Date" shall mean the date on which all conditions to the Fourth Closing have been satisfied (as defined in Section 2.1 (i) hereto) and the Fourth Closing shall have occurred.

    "Legend" shall mean the legend set forth in Section 9.1.

    "Market Price" on any given date shall mean the volume weighted average bid price on the Principal Market (as reported by Bloomberg L.P.) of the Common Stock on the five (5) Trading Days ending on the Trading Day immediately prior to the date for which the Market Price is to be determined.

    "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

    "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

    "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "Principal Market" shall mean the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the NASDAQ Stock Exchange Capital Markets, or the NASDAQ Stock Exchange Global Market, whichever is at the time the principal trading exchange or market for the Common Stock.

    "Purchase Price" shall mean $125,000.

    "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

    Section 1.16. "SEC" shall mean the United States Securities and Exchange Commission.

    "Second Closing Date" shall mean the date on which all conditions to the Second Closing have been satisfied (as defined in Section 2.1(g) hereto) and the Second Closing shall have occurred.

    "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

    "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

    "SEC Documents" shall mean each report or proxy statement filed by the Company with the SEC pursuant to the Exchange Act since (and including) the filing of its annual report on Form 10-KSB for the fiscal year ending October 31, 2006 through the date hereof and available through the SEC's EDGAR system.

    "Shares" shall mean the Company's Common Stock, $0.001 par value.

    "Third Closing Date" shall mean the date on which all conditions to the Third Closing have been satisfied (as defined in Section 2.1(h) hereto) and the Third Closing shall have occurred.

    "Trading Day" shall mean any day during which the Principal Market at such day shall be open for business.

    "Unit" shall mean one (1) share of Common Stock and eight-tenths (8/10) of one warrant, each warrant exercisable to purchase one (1) additional share of Common Stock.

    "Unit Purchase Price" shall mean $0.10

    "A Warrant(s)" shall mean the warrant substantially in the form of Exhibit B to be issued to the Investor hereunder, each warrant granting the Investor the right to acquire for a period of 90 days from the date of the First Closing (i) one share of Common Stock and (ii) one-half B Warrant, at an exercise price of $0.125.

    "B Warrant(s)" shall mean the warrant substantially in the form of Exhibit C to be issued to the Investor upon exercise of the A Warrants, each B Warrant granting to the Investor the right to acquire for a period of seven months from the First Closing Date, subject to Investor's exercise of the A Warrants, (i) one share of Common Stock and (ii) one C Warrant, at a price of $0.25.

    "C Warrant(s)" shall mean the warrant substantially in the form of Exhibit D to be issued to the Investor upon exercise of the B Warrants, each C Warrant granting to the Investor the right to acquire for a period of ten months from the First Closing Date, subject to Investor's exercise of the B Warrants, one share of Common Stock at a price of $0.25.

    "Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the A, B and C Warrants.

  Purchase and Sale of   Common Stock and Warrants

    Investment.

      Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, for an aggregate Purchase Price of $125,000, an aggregate of 1,250,000 shares of Common Stock and 1,000,000 A Warrants. The Investor shall purchase the Units in the proportions set forth on the signature page of this Agreement.

      Upon satisfaction of the conditions set forth in Section 2.1(f), the First Closing shall occur at the offices of the Investor at which the Company shall deliver, or caused to be delivered within 3 business days, certificates representing the Common Stock and the Warrants contained in the Units to the Investor and Investor shall pay to the Company, by wire transfer or bank check, $125,000 (after all fees have been paid as set forth in this Agreement).

      Upon the satisfaction of the conditions set forth in Section 2.1(g), the Second Closing shall occur at the offices of the Investor at which the Company shall deliver, or caused to be delivered within 3 business days, certificates representing 1,000,000 shares of Common Stock and 500,000 B Warrants issuable upon exercise of the A warrants, and Investor shall pay to the Company $125,000, representing the aggregate purchase price of the A Warrant Shares and B Warrants.

      Upon the satisfaction of the conditions set forth in Section 2.1(h), the Third Closing shall occur at the offices of the Investor at which the Company shall deliver, or caused to be delivered, certificates representing 500,000 shares of Common Stock and 500,000 C Warrants issuable upon exercise of the B Warrants, and Investor shall pay to the Company $125,000, representing the aggregate purchase price of the B Warrant Shares and C Warrants.

      Upon the satisfaction of the conditions set forth in Section 2.1(i), the Fourth Closing shall occur at the offices of the Investor at which the Company shall deliver, or caused to be delivered, certificates representing 500,000 shares of Common Stock issuable upon exercise of the C Warrants, and Investor shall pay to the Company $125,000, representing the aggregate purchase price of the C Warrants. Upon satisfaction of the conditions described above, the Investor shall be obligated to exercise the warrants and purchase the Warrant Shares at the Second, Third and Fourth Closings in the same proportion as they acquired the Units at the First Closing.

      The First Closing is subject to the satisfaction of the following conditions:

        acceptance and execution by the Company and by the Investor of this Agreement and all Exhibits hereto;

        all representations and warranties of the Investor contained herein shall remain true and correct as of the First Closing Date, and all covenants required of the Investor to perform, satisfy or comply with shall have been fully complied with or performed in all material respects as of the First Closing Date (as a condition to the Company's obligations);

        all representations and warranties of the Company contained herein shall remain true and correct as of the First Closing Date, and all covenants required of the Company to perform, satisfy or comply with shall have been fully complied with or performed in all material respects as of the First Closing date (as a condition to the Investor's obligations);

        the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Common Stock and the Warrants, or shall have the availability of exemptions therefrom;

        the sale and issuance of the Common Stock and Warrants hereunder, and the proposed issuance by the Company to the Investor of the Warrant Shares upon the exercise thereof shall be legally permitted by all laws and regulations to which the Investor and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

      The Second Closing is subject to the satisfaction of the following conditions:

        all representations and warranties of the Investor contained herein shall remain true and correct as of the Second Closing Date, and all covenants required of the Investor to perform, satisfy or comply with shall have been fully complied with or performed in all material respects as of the Second Closing Date (as a condition to the Company's obligations);

        all representations and warranties of the Company contained herein shall remain true and correct as of the Second Closing Date, and all covenants required of the Company to perform, satisfy or comply with shall have been fully complied with or performed in all material respects as of the Second Closing date (as a condition to the Investor's obligations);

        the conditions set forth in Sections 2.1(g)(iv) and (v) remain true and correct as of the Second Closing Date;

        the Company shall not have filed a voluntary petition in bankruptcy in any court pursuant to any statutes, either of the United States or of any state, or a petition for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of the Company's property, or if the Company makes any assignment for or petitions for or enters into an arrangement for the benefit of creditors, or shall have become subject to an involuntary petition in bankruptcy which petition is not discharged within sixty (60) days thereafter.

        either (i) the Company shall have established, by the delivery to Investor of invoices, shipping documents or similar evidence, that it has delivered for evaluation the SC-derived beta islets to one or more potential customers, or (ii) Investor voluntarily agrees to exercise the A Warrants.

      The Third Closing is subject to the satisfaction of the following conditions:

        all representations and warranties of the Investor contained herein shall remain true and correct as of the Third Closing Date, and all covenants required of the Investor to perform, satisfy or comply with shall have been fully complied with or performed in all material respects as of the Third Closing Date (as a condition to the Company's obligations);

        all representations and warranties of the Company contained herein shall remain true and correct as of the Third Closing Date, and all covenants required of the Company to perform, satisfy or comply with shall have been fully complied with or performed in all material respects as of the Third Closing date (as a condition to the Investor's obligations);

        the conditions set forth in Sections 2.1(h)(iv) and (v) remain true and correct as of the Third Closing Date;

        the Company shall not have filed a voluntary petition in bankruptcy in any court pursuant to any statutes, either of the United States or of any state, or a petition for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of the Company's property, or if the Company makes any assignment for or petitions for or enters into an arrangement for the benefit of creditors, or shall have become subject to an involuntary petition in bankruptcy which petition is not discharged within sixty (60) days thereafter.

        either (i) the Company shall have established, by the delivery to Investor of invoices, shipping documents or similar evidence, that it had consummated sales of the SC-derived beta islets resulting in net revenues of at least $30,000 during the three month period ending July 31, 2008, or (ii) Investor voluntarily agrees to exercise the B Warrants.

      The Fourth Closing is subject to the satisfaction of the following conditions:

        all representations and warranties of the Investor contained herein shall remain true and correct as of the Fourth Closing Date, and all covenants required of the Investor to perform, satisfy or comply with shall have been fully complied with or performed in all material respects as of the Fourth Closing Date (as a condition to the Company's obligations);

        all representations and warranties of the Company contained herein shall remain true and correct as of the Fourth Closing Date, and all covenants required of the Company to perform, satisfy or comply with shall have been fully complied with or performed in all material respects as of the Fourth Closing date (as a condition to the Investor's obligations);

        the conditions set forth in Sections 2.1(i)(iv) and (v) remain true and correct as of the Fourth Closing Date;

        the Company shall not have filed a voluntary petition in bankruptcy in any court pursuant to any statutes, either of the United States or of any state, or a petition for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of the Company's property, or if the Company makes any assignment for or petitions for or enters into an arrangement for the benefit of creditors, or shall have become subject to an involuntary petition in bankruptcy which petition is not discharged within sixty (60) days thereafter.

        either (i) the Company shall have established, by the delivery to Investor of invoices, shipping documents or similar evidence, that it had consummated sales of the SC-derived beta islets resulting in net revenues of at least $100,000 during the three month period ending October 31, 2008, or (ii) Investor voluntarily agrees to exercise the C Warrants.

    Financing Fee. The Investor shall be entitled to a Financing Fee equal to 2% of the aggregate purchase price of all Securities purchased hereunder. The Financing Fee shall be payable concurrently with each Closing Date. At the option of Investor, the Financing Fee may be deducted from the amounts due at each Closing Date; or Investor may elect to receive the Financing Fee in the form of shares of Common Stock valued at the lesser of (i) the Market Price on the respective Closing Date, or (ii) the price per share being paid for the Common Stock issuable on each respective Closing Date.

    Board Representation. Subject to Investor purchasing Securities having an aggregate purchase price of at least $250,000, Investor shall nominate a representative for appointment to the Company's board of directors who must be approved by the Board. The Company shall also appoint another nominee to its Board of Directors resulting in a three member Board of Directors given that suitable candidates are appointed. Board representation by the Investor shall continue until Investor owns less than 5% of the total issued and outstanding shares of Common Stock, or Investor otherwise elects to not designate a board representative.

    Credit Facility. Investor shall have the right, but not the obligation, to make available to the Company a revolving credit facility in the principal amount of $100,000 ("Credit Facility") pursuant to a Credit Agreement, the terms of which shall be subject to mutual agreement. The Credit Facility will accrue interest at the rate of 8% per annum and shall be convertible at the option of Investor into shares of Common Stock at a conversion price equal to (i) $0.18 per share, if the Credit Facility is executed on or before April 15, 2008, or (ii) Market Price on the date on which the Credit Facility is executed.

    Conversion of Accounts and Notes Payable. Subject to Investor investing at least $250,000, Dr. James Musick shall agree to convert all notes payable, accrued interest on those notes and deferred and unpaid compensation owed by the Company to him as of the First Closing Date, including, without limitation, any and all accrued and unpaid salary, wages or other compensation, into shares of the Company's securities in accordance with the following:

      All accrued and unpaid advances, notes and expenses, including all accrued and unpaid interest, not to exceed $225,000 in the aggregate, shall be converted into shares of Common Stock at a conversion price of $0.18 per share.

      All accrued and unpaid wages, salary and other compensation in excess of $500,000 will be waived, and the balance of $500,000 shall be evidenced by a convertible promissory note convertible into shares of Common Stock at a conversion price equal to the greater of (i) Market Price on the Trading Day immediately preceding the conversion date, or (ii) $1.00 per share, up to a maximum of 500,000 shares. The convertible note shall automatically convert into shares of Common Stock upon the occurrence of a liquidity event which shall be defined by mutual agreement. The convertible note is not intended to create income tax liability to the payee or the Company and additional provisions may be implemented to achieve this goal prior to the Second Closing.

  Section 2.6. Closing. The First Closing shall occur not later than January 31, 2008.

  Representations and Warranties of Investor

  The Investor severally represents and warrants to the Company that:

    Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock and the Warrant or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Common Stock and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

    Sophisticated Investor. The Investor is an accredited investor (as defined in Rule 501 of Regulation D) and Investor has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock, the Warrant and the Warrant Shares. The Investor acknowledges that an investment in the Common Stock, the Warrant and the Warrant Shares is speculative and involves a high degree of risk.

    Authority. This Agreement and each agreement, the forms of which are attached as Exhibits hereto which are required to be executed by Investor, have been duly authorized, validly executed and delivered by the Investor and are valid and binding agreements of the Investor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

    Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

    Absence of Conflicts. The execution and delivery of this Agreement and the agreements the forms of which are attached as Exhibits hereto and executed by the Investor in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor or (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

    Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. Investor acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed or received copies of all of the SEC Documents. The Investor has not relied on any oral representations of the Company, any of its officers, directors or representatives, and the Investor is not relying on any information about the Company that is not contained in this Agreement, the attachments or the SEC documents in making its investment decision.

    Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising by the Company.

    Residency. The state of residency set forth opposite Investor's name on Exhibit A is the lawful residence of Investor and has not been used to circumvent the securities regulations of any state or jurisdiction.

    Legends. The Investor acknowledges that the Common Stock, the Warrants and the Warrant Shares are being offered and sold by the Company pursuant to exemptions from the registration requirements of state and federal law and as a consequence, the securities have not been registered under the Securities Act or any applicable state law. Unless otherwise provided below, each certificate representing the securities will bear the following legend or equivalent (the "Legend"):

    THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

    No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 3.8 has been or shall be placed on the share certificates representing the Common Stock, the Warrants or the Warrant Shares and no instructions or "stop transfer orders," so called "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article III.

    Investor's Compliance. Nothing in this Article shall affect in any way the Investor's obligations under any agreement, law or regulation to comply with all applicable securities laws upon resale of the Common Stock.

  Representations and Warranties of the Company

  The Company represents and warrants to the Investor that:

    Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other active business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

    Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, and the Warrants and to issue the Common Stock, the Warrants and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, the Common Stock and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement, the Common Stock certificates and the Warrants have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the exercise of the Warrants. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. section 101 et seq. (the "Bankruptcy Code"), subject only to compliance with any applicable federal or state securities laws. The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. section 362 in respect of the exercise of the Warrants. The Company agrees, without cost or expense to the Investor, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. section 362.

    Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value per share, of which 12,681,681 shares are issued and outstanding as of the First Closing Date, and 5,000,000 shares of preferred stock, $0.001 par value per share, none of which are issued and outstanding. Except as set forth in the SEC Documents, there are no other outstanding Capital Shares Equivalents. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

    Common Stock. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

    SEC Documents. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the SEC Documents, financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

    Exemption from Registration; Valid Issuances. Subject to the continuing accuracy of each Investor's representations in Article III, the sale of the Common Stock, the Warrants and the Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law. The Common Stock to be issued at each Closing Date shall be validly issued, fully paid and non-assessable. When issued and paid for in accordance with each Warrant, the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Common Stock, the Warrants or the Warrant Shares pursuant thereto, nor the Company's performance of its obligations under, this Agreement or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Common Stock, the Warrants or the Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Common Stock and the Warrant Shares shall not subject the Investor to personal liability to the Company or its creditors by reason of the possession thereof.

    No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to its knowledge, any person acting on its or their behalf has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Common Stock or the Warrants.

    Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Articles"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

    No Conflicts. Except as set forth on Schedule 4.9, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Common Stock, the Warrants and the Warrant Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws, (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) to the Company's knowledge, result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor to its knowledge is the Company otherwise in violation of or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not, to its knowledge, being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock or the Warrants in accordance with the terms hereof (other than any SEC or state securities filings that may be required to be made by the Company subsequent to Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor herein.

    No Material Adverse Change. Since December 31, 2007, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

    No Undisclosed Events or Circumstances. Since December 31, 2007, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents or in this Agreement.

    Not Used.

    Litigation and Other Proceedings. Except as disclosed in the SEC Documents or on Schedule 4.13 hereto, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents and in Schedule 4.13, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

    Material Non-Public Information. Except as described in Schedule 4.14, the Company has not disclosed to any Investor any material non-public information that (i) if disclosed, could reasonably be expected to have, a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

    Insurance. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with the Company's historical claims experience and comparable industry standards. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

    Tax Matters.

      The Company has filed all Tax Returns which it is required to file under applicable laws, except where the failure to file any Tax Return would not have a Material Adverse Effect on the Company; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third parties; and since December 31, 2007, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

      No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to section 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Internal Revenue Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Internal Revenue Code.

      The Company has not made an election under section 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under section 280G of the Internal Revenue Code.

      For purposes of this Section 4.17:

    "IRS" means the United States Internal Revenue Service.

    "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

    "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

    Property. Neither the Company nor any of its subsidiaries owns any real property except as disclosed in the SEC Documents. Except as described in Schedule 4.17, each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and, except as set forth in Schedule 4.17, to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

    Intellectual Property. Except as disclosed in the SEC Documents or in Exhibit 4.19 hereto, each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is infringing upon or is in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

    Not Used.

    Payments and Contributions. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

    No Misrepresentation. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  Covenant of the Investor

  The Investor covenants and agrees with the Company as follows:

    Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

    Disclosure by the Company. This Agreement requires the Investor to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the offering, which includes, without limitation, determining the Investor's eligibility to purchase the securities under the applicable securities laws, preparing and registering certificates representing Common Stock and completing filings required by any stock exchange or securities regulatory authority. The Investor's personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities and (b) any of the other parties involved in the offering, including legal counsel and may be included in record books in connection with the offering. By executing this Agreement, the Investor is deemed to be consenting to the foregoing collection, use and disclosure of the information. The Investor also consents to the filing of copies or originals of this Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

  Covenants of the Company

    Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants. The number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrants.

    Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Principal Market, and if required by the rules of the Principal Market, to list the Common Stock and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of any Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The foregoing sentence shall not be construed to require the Company to seek to list its Common Stock on any market other than the OTC Bulletin Board. The Company will use commercially reasonable efforts to take all action to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide each Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until each Investor has disposed of all of its Registrable Securities.

    Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until each Investor has disposed of all of its Registrable Securities.

    Legends. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

    Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

    Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

    Private Offering Exemption. The sale of the Common Stock and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrant shall be made in reliance upon the provisions and requirements of Section 4(2) and/or Regulation D of the Securities Act and any applicable state securities law. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the securities to the Investor as required by all applicable Laws, and shall provide a copy thereof to the Investor promptly after such filing.

    Negative Covenants. For so long as any of the Warrants remain issuable, outstanding or exercisable, the Company shall not, without the prior written consent of Investor:

      Guaranty. Guarantee or become liable in any way as surety for, or pledge or hypothecate any assets as security for, any liability or obligation of any other person or entity, and the guarantee or liability of which would cause a material adverse effect on the business, operations, results of operations or its property.

      Debt. Subsequent to the date of this Agreement, create, incur or assume, any Debt (as defined below), except Debt incurred in the ordinary course of business for the acquisition of goods or services. Debt means (i) indebtedness for borrowed money or for the deferred purchase price of goods or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of its indebtedness or obligations of the kinds referred to in clause (i) or (ii) above; and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

      Liens. Create or suffer any senior lien against its property and assets except (i) liens for taxes not yet due and payable; (ii) mechanic's, materialman's, shipper's or warehouseman's liens for services or materials, and landlord's liens for rents not yet due; and (iii) liens securing any permitted purchase money Debt if such liens do not encumber any property other than the property for which such purchase money Debt was incurred.

      Nature of Business. Materially change the scope or nature of its business.

      Distributions to Shareholders. Pay or declare any dividends, or purchase, redeem or otherwise acquire any of its capital stock, or make any other distributions of any property to any of its shareholders as such.

      Increase in Compensation. Implement an increase in the total compensation payable to any executive officer.

  (g) Related Party Transactions. Enter into any contract, agreement, transaction, commitment or arrangement with any Director, Executive Officer, or affiliate of the Company ("Related Party"), including, without limitation, make any loans or extension of credit to or from any Related Party.

  Survival; Indemnification

    Survival. The representations, warranties and covenants made by each of the Company and the Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

    Indemnity.

      The Company hereby agrees to indemnify and hold harmless the Investor, its Affiliates and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

        any material (i) misrepresentation; (ii) omission of fact or (iii) breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

        any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

      The Investor hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

        any material misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement; or

        any failure by the Investor to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by the Investor pursuant to this Agreement.

    Notice. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to Section 7.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

    Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

  Choice of Law

    Governing Law/Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made in Colorado by persons domiciled in Boulder and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the Colorado Uniform Arbitration Act in Boulder, Colorado and shall be finally and conclusively determined by the decision of an arbitrator appointed as described in that Act. The arbitrator shall meet on consecutive business days in Boulder, Colorado, and shall reach and render a decision in writing with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the arbitrator shall adopt and follow the laws of the State of Colorado. To the extent practical, decisions of the arbitrator shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The arbitrator shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the arbitrator (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration, as determined by the arbitrator) shall pay the expenses of the prevailing party including reasonable attorney's fees, in connection with such arbitration.

  Assignment; Entire Agreement

    Assignment. The Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who makes the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V. Notwithstanding such assignment, the Investor shall continue to be liable for the performance of the obligations of Investor under this Agreement and the Warrants.

  Notices

    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Vitro Diagnostics, Inc. Attention: James R. Musick 12635 E. Montview Blvd. Aurora, CO 80010 Telephone: (720) 859-4120 Facsimile: (720) 859-4110
with a copy to: (shall not constitute notice)	David J. Babiarz, Esq. Dufford & Brown, P.C. 1700 Broadway, Suite 2100 Denver, CO 80290 Telephone: 303-861-8013 Facsimile: 303-832-3804
if to the Investor: as set forth on the signature page hereto.	See Signature Page
with a copy to: (shall not constitute notice)	Clifford Neuman, Esq. 1507 Pine Street Boulder, CO 80302 Telephone: (303) 449-2100 Facsimile: (303) 440-1045

  Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 12.1.

  Miscellaneous

    Counterparts/ Facsimile/ Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

    Entire Agreement. This Agreement, the agreements attached as Exhibits hereto, which include, but are not limited to the Warrant and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

    Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

    Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Common Stock, the Convertible Preferred or any Conversion Shares or Warrant or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

    Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Investor's counsel as provided for in Section 2.2.

    Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

VITRO DIAGNOSTICS, INC.

By:

James R. Musick,

President

NUMBER OF CLASS A

INVESTOR PERCENTAGE SHARES WARRANTS

John D. Gibbs 807 Wood N Creek Road Ardmore, OK 73401 _______________________ (signature)	70%	875,000	700,000
John C. Power 60 Sea Walk Drive P O Box 114 Sea Ranch, CA 95497 _______________________ (signature)	20%	250,000	200,000
Clifford L. Neuman 1507 Pine Street Boulder, CO 80302 ______________________ (signature)	10%	125,000	100,00